Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8	33-15675	1987 Stock Option Plan

Form S-8	33-22656	1990 Directors’ Option Plan

Form S-8	33-39458	1996 Stock Plan

Form S-8	33-51110	Nonstatutory Stock Option Plan

Form S-8	33-61015	1987 Stock Option Plan and 1990 Directors’ Option Plan

Form S-8	333-08693	1996 Stock Plan, 1990 Directors’ Option Plan, 1998 Employee Qualified Stock Purchase Plan and Teleos Research 1996 Stock Plan

Form S-8	333-15037	Nonstatutory Stock Option Plan

Form S-8	333-24469	Softdesk, Inc. 1992 Stock Option Plan, Softdesk, Inc. 1993 Director Stock Option Plan and Softdesk, Inc. 1993 Equity Incentive Plan

Form S-8	333-62655	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan

Form S-8	333-74651	Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock Option Plan, Discreet Logic Inc. 1995 Employee Stock Purchase Plan, Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Plan

Form S-8	333-81207	1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock Option Plan

Form S-8	333-92539	Nonstatutory Stock Option Plan

Form S-8	333-45928	1996 Stock Plan, 2000 Directors’ Option Plan and 1998 Employee Qualified Stock Purchase Plan

Form S-8	333-67974	1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock Option Plan

Form S-8	333-88682	Revit Technology Corporation 1998 Stock Plan, 1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan

Form S-8	333-106556	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan

Form S-8	333-116203	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan

Form S-8	333-133015	Emerging Solutions, Inc. 1999 Equity Ownership Plan

Form S-8	333-134560	Autodesk, Inc. 2006 Employee Stock Plan, Autodesk, Inc. 2000 Directors’ Option Plan, Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, and Alias Systems Holdings Inc. 2004 Stock Option Plan

of our reports dated June 4, 2007, with respect to the consolidated financial statements and schedule of Autodesk, Inc., Autodesk, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Autodesk, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2007.

/s/ Ernst & Young LLP

San Jose, California

June 4, 2007